Exhibit 99.1

THE HOWARD HUGHES CORPORATION® ANNOUNCES COMMENCEMENT OF

OFFERING OF SENIOR NOTES

HOUSTON, TX (January 19, 2021) - The Howard Hughes Corporation® (NYSE: HHC) (the “Company”) announced today that it intends, subject to market and other conditions, to offer $1.3 billion in aggregate principal amount of senior notes consisting of senior notes due 2029 (the “2029 Notes”) and senior notes due 2031 (together with the 2029 Notes, the “Notes”). The Notes will be unsecured senior obligations of the Company and will be guaranteed by certain subsidiaries of the Company.

The Company intends to use the net proceeds from the offering, as well as available cash on hand, to (i) repurchase, pursuant to the Company’s previously announced tender offer for, or otherwise redeem, all of its $1 billion outstanding principal amount of 5.375% senior notes due 2025, plus any accrued and unpaid interest; (ii) repay all of the approximately $280 million outstanding under its bridge loans for The Woodlands® Towers at the Waterway and The Woodlands Warehouse maturing June 2021; and (iii) pay all premiums, fees and expenses related to the foregoing.

The Notes are being offered in a private placement, solely to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or outside the United States to persons other than “U.S. persons” in reliance on Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This notice does not constitute an offer to sell the Notes, nor a solicitation for an offer to purchase the Notes, in any jurisdiction in which such offer or solicitation would be unlawful.

About The Howard Hughes Corporation®

The Howard Hughes Corporation owns, manages and develops commercial, residential and mixed-use real estate throughout the U.S. Our assets include master planned cities and communities, as well as operating properties and development opportunities including: the Seaport District in New York; Columbia, Maryland; The Woodlands®, The Woodlands Hills®, and Bridgeland® in the Greater Houston, Texas area; Summerlin®, Las Vegas; and Ward Village® in Honolulu, Hawaiʻi.

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, intentions and expectations are forward-looking statements. Statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” “project,” “realize,” “should,” “transform,” “would,” and other statements of similar expression constitute forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the following: (1) the Company’s ability to consummate the offering of the Notes; (2) the intended use of proceeds from the offering; and (3) other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date hereof.

Contacts:

For Media

The Howard Hughes Corporation
Cristina Carlson, 646-822-6910
Vice President, Corporate Communications & Public Relations
cristina.carlson@howardhughes.com

For HHC Investor Relations
David M. Striph, 972-232-2672
Executive Vice President, Head of Operations & Investor Relations
david.striph@howardhughes.com